UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☑    Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

Chubb Limited

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Online
Go to www.envisionreports.com/CB
or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 12:00 p.m. Eastern Time (6:00 p.m. Central European Time) on May 19, 2020

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Chubb Limited Annual General Meeting of Shareholders to be Held on May 20, 2020

Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual general meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual general meeting are on the reverse side.

Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/CB

Easy Online Access — View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/CB.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

Shareholder Meeting Notice

Chubb Limited’s Annual General Meeting will be held on May 20, 2020 at the Company’s offices at Bärengasse 32, CH-8001 Zurich, Switzerland, at 2:45 p.m. Central European Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors of the Company recommends that you vote your shares “FOR” each of the Agenda Items 1 - 12 (Including each subpart thereof):

1.	Approval of the management report, standalone financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2019

2.	Allocation of disposable profit and distribution of a dividend from reserves

2.1	Allocation of disposable profit

2.2	Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

3.	Discharge of the Board of Directors

4.	Election of Auditors

4.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor

4.2	Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting

4.3	Election of BDO AG (Zurich) as special audit firm

5.	Election of the Board of Directors

6.	Election of the Chairman of the Board of Directors

7.	Election of the Compensation Committee of the Board of Directors

8.	Election of Homburger AG as independent proxy

9.	Amendment to the Articles of Association relating to authorized share capital for general purposes

10.	Reduction of share capital

11.	Approval of the maximum compensation of the Board of Directors and Executive Management

11.1	Compensation of the Board of Directors until the next annual general meeting

11.2	Compensation of Executive Management for the next calendar year

12.	Advisory vote to approve executive compensation under U.S. securities law requirements

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. You may also contact Investor Relations at +1 (212) 827-4445 for directions and information regarding admission to the meeting or to inspect the proxy materials (including the annual report with Swiss compensation report and Swiss audit reports) at the offices of Chubb Limited.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
— Internet - Go to www.envisionreports.com/CB. Click Cast Your Vote or Request Materials.
— Phone - Call us free of charge at 1-866-641-4276.

—   Email - Send an email to investorvote@computershare.com with “Proxy Materials Chubb Limited” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by 10 days before the meeting.